Exhibit 10.29

TAMINCO CORPORATION

2013 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

The name of the plan is the Taminco Corporation 2013 Long-Term Incentive Plan (as it maybe amended, the “Plan”). The purposes of the Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its Affiliates, to align the interests of such individuals with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall have the meaning provided in Section 12.1 hereof.

2.2 “Affiliate” shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Article IX), a Dividend Equivalent award, a Stock Payment award, an award of Stock Appreciation Rights, or Other Incentive Award, which may be awarded or granted under the Plan.

2.5 “Award Agreement” shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s termination of employment or termination of service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to (i) misconduct or negligence in the performance of the Participant’s duties to the Company, including, without limitation, failure to perform the material duties required by the Participant’s employment or other service relationship; (ii) failure to satisfactorily perform the Participant’s duties to the Company or to follow the lawful directives of the Board or any executive or supervisor to which the Participant reports (other than as a result of death or due to Disability); (iii) commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest to or imposition of unadjudicated probation for any felony or crime involving financial misconduct or moral turpitude; (iv) performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) breach of, or failure to comply with, any material agreement with the Company, or a violation of the Company’s code of conduct or other written policy; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s termination of directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.8 “Change in Capitalization” shall have the meaning provided in Section 3.2(a) hereof.

2.9 “Change in Control” unless otherwise provided by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; excluding for this purpose a transaction that would not be a Change in Control under paragraph (c) of this Section 2.9;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 2.9 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the

Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company or a Subsidiary with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent company of the Company or such surviving company, outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.9(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.11 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.

2.12 “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

2.13 “Company” shall mean Taminco Corporation, a Delaware corporation, and any successor corporation.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Shares on a Form S-8 Registration Statement or any successor Form thereto.

2.15 “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.16 “Director” or “Non-Employee Director” shall mean a non-employee member of the Board, as constituted from time to time.

2.17 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s termination of employment, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.19 “Effective Date” shall mean the date of the Plan’s adoption by the Board.

2.20 “Eligible Individual” shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate or a person to whom an offer of employment has been extended by the Company or any Affiliate.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23 “Fair Market Value” shall mean,

(a) solely with respect to Awards granted in connection with the initial underwritten offering of the Common Stock pursuant to a registration statement (other than a Form S-8 or any successor form) declared effective with the Securities and Exchange Commission (the “IPO”), the initial public offering price per Share sold in the IPO; or

(b) with respect to Awards granted following the IPO, as of any given date, the value of a Share determined as follows:

(i) if the Common Stock is (1) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (2) listed on any national market system or (3) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in “pink sheets” published by the National Daily Quotation Bureau;

(iii) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iv) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.

2.24 “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.25 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.26 “Individual Award Limit” shall mean the cash and Share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.27 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.

2.28 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article VI hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.29 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.4 hereof.

2.30 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.31 “Participant” shall mean an Eligible Individual who has been granted an Award.

2.32 “Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Performance Goal” shall mean the performance goals (and adjustments) established by the Committee for a Performance Period, based on one or more of the following criteria:

(a) (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) gross or net profit or operating margin; costs; (xiii) funds from operations; (xiv) expenses; (xv) working capital; (xvi) earnings per Share; (xvii) adjusted earnings per Share; (xviii) price per Share; (xix) implementation or completion of critical projects; (xx) market share; (xxi) debt levels or reduction; (xxii) customer retention; (xxiii) customer satisfaction and/or growth; (xxiv) research and development achievements; (xxv) financing and other capital raising transactions; (xxvi) risk management; and (xxvii) capital expenditures, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, or one or more divisions or business units. In addition, such Performance Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.

(c) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Notwithstanding this Section 2.34(c), for all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.35 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.36 “Plan” shall have the meaning set forth in Article I.

2.37 “Restricted Stock” shall mean an award of Shares made under Article VII hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.38 “Restricted Stock Unit” shall mean a contractual right awarded under Article VIII hereof to receive cash or Shares.

2.39 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.40 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.41 “Shares” shall mean shares of Common Stock.

2.42 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article X hereof.

2.43 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.44 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.45 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

2.46 “Transition Period” means the period beginning with an IPO and ending as of the earlier of: (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurs; and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the “Share Limit”) shall equal              Shares. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Limit and the aggregate Fair Market Value of all Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company, shall not exceed $100,000.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. In addition, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall again be available for Awards under the Plan.

3.2 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares of the Company’s stock or the Share price of the Company’s stock (any such occurrence or event, a “Change in Capitalization”), the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan; provided, however, that the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or a Stock Appreciation Right (or other Award with an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, the Shares) exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right (or other Award) for no payment. The Administrator’s determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.

(b) Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code (to the extent applicable) unless otherwise determined by the Administrator. No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award.

3.3 Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to Section 3.2, to the extent required to comply with Section 162(m):

(a) The maximum number of Shares subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Incentive Awards for which the grant of such Award or the lapse of the relevant restriction period is subject to the attainment of Performance Goals which may be granted under the Plan during any fiscal year of the Company to any Participant shall be              shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 3.2), provided that the maximum number of Shares for all types of Awards does not exceed              shares (which shall be subject to any further increase or decrease pursuant to Section 3.2) during any fiscal year of the Company.

(b) There are no annual individual share limitations applicable to Participants on Restricted Stock or Other Incentive Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(c) The maximum number of Shares subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be              Shares (which shall be subject to any further increase or decrease pursuant to Section 3.2) with respect to any fiscal year of the Company.

(d) The maximum number of Shares that may be granted to Non-Employee Directors under the Plan during any fiscal year of the Company shall be              Shares (which shall be subject to any further increase or decrease pursuant to Section 3.2).

(e) Any cash-denominated Award paid to a Participant shall not exceed $5.0 million times the number of fiscal years in a Performance Period.

(f) The individual Participant limitations set forth in this Section 3.3 (other than Section 3.3(c)) shall be cumulative; that is, to the extent that Shares for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of Shares available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

ARTICLE IV

GRANTING OF AWARDS

4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.

4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article V shall control over any contrary provision contained in the Plan.

5.2 Payment of Performance-Based Awards. Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 1/2 months after the tax year in which the Performance Award vests, consistent with the requirements of Section 409A of the Code. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.

5.3 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE VI

OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Eligibility for Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Award Agreement shall set forth the time period, including the time period following a termination of employment or other service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a termination of employment or other service.

6.5 Option Vesting.

(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more of the Performance Goals, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a termination of employment or other service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Participant’s termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Treatment of Options upon Certain Events. The applicable Award Agreement shall provide for the treatment of each Option upon a termination of employment or other service with the Company or upon a Change in Control; provided that in the event the Award Agreement does not provide for such treatment, upon a Participant’s termination of employment or service for any reason other than for Cause, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s termination of employment or service may be exercised by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Options. Unless otherwise provided by the Committee in the applicable Award Agreement or if no rights of the Participant are reduced, thereafter, if a Participant’s termination of employment or service (x) is for Cause or (y) is a voluntary termination by the Participant after the occurrence of an event that would be grounds for a termination for Cause, all Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such termination.

6.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

6.8 Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.9 Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements set forth in the Award Agreement, by paying the full exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in accordance with one or more of the following: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award), in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

6.10 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such

Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.

6.11 Prohibition on Repricing. Subject to Section 3.2 and/or limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

ARTICLE VII

RESTRICTED STOCK

7.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock upon a termination of employment or other service with the Company or upon a Change in Control as set forth in the applicable Award Agreement.

7.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a stockholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3 hereof.

7.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other Change in Capitalization) shall, in the terms of an applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Goals, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

7.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1 Award of Restricted Stock Units.

(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each award of Restricted Stock Units.

(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom.

(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock Units upon a termination of employment or other service with the Company or upon a Change in Control. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

ARTICLE IX

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, OTHER INCENTIVE AWARDS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation per Article V of this Plan. The vesting and value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods as set forth in the Award Agreement. Performance Awards may be paid in cash, Shares or a combination of both, as set forth in the Award Agreement.

(b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such cash bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article V hereof.

9.2 Dividend Equivalents.

(a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as set forth in the applicable Award Agreement. In addition, the Award Agreement may provide that Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.

9.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. The terms and conditions applicable to such Other Incentive Awards shall be set forth in the applicable Award Agreement. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific criteria determined appropriate by the Administrator and may be payable in cash or Shares.

9.5 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article IX, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law. The rights of Participants granted Performance Awards, Dividend Equivalents, or Other Incentive Awards upon termination of employment or other service or upon a Change in Control shall be set forth in the Award Agreement.

ARTICLE X

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other individual entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or as set forth in the Award Agreement. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

(c) The Award Agreement shall set forth the treatment of each Award of Stock Appreciation Rights upon a termination of employment or other service with the Company or upon a Change in Control as set forth in the applicable Award Agreement; provided that in the event the Award Agreement does not provide for such treatment, upon a Participant’s termination of employment or service for any reason other than for Cause, all Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s termination of employment or service may be exercised by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Appreciation Rights. Unless otherwise provided by the Committee in the applicable Award Agreement or if no rights of the Participant are reduced, thereafter, if a Participant’s termination of employment or service (x) is for Cause or (y)

is a voluntary termination by the Participant after the occurrence of an event that would be grounds for a termination for Cause, all Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such termination.

10.2 Stock Appreciation Right Vesting.

(a) The Award Agreement shall set forth the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 10.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest.

(b) No portion of an Award of Stock Appreciation Rights which is unexercisable upon termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

10.3 Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right as follows, subject to applicable requirements established by the Administrator; full payment of the applicable withholding taxes shall be made to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 7.2 in respect of Options.

10.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period, including any time period following a termination of employment or other service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a termination of employment or other service.

10.5 Prohibition on Repricing. Subject to Section 3.2 and/or limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

ARTICLE XI

ADDITIONAL TERMS OF AWARDS

11.1 Tax Withholding and Consequences. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), provided that the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the amount necessary to satisfy the minimum statutory withholding requirements. Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.

11.2 Transferability of Awards.

(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect; and

(c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable program or Award Agreement, be exercised by his personal representative or by any individual empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

11.3 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(f) Notwithstanding anything herein to the contrary, as a condition to the receipt of Shares pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

11.4 Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, in either case, if (i) a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an Award Agreement, (iii) the Participant incurs a termination of employment or other service for Cause, or (iv) the Participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company’s Code of Conduct policy as in effect from time to time or a breach of the Participant’s employment agreement, as may be further specified in an Award Agreement. In addition, a Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant in effect on the date of grant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

11.5 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof.

ARTICLE XII

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the “Administrator.” Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval, except as set forth in Section 3.2 herein, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Sections 6.11 and 10.5, or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual’s rights under an outstanding Award unless such individual consents to the modification in writing.

13.2 Awards in Foreign Countries. The Committee has the authority to grant Awards to Eligible Individuals who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 3.3, (b) increases the number of shares available under the Plan, as set forth in Section 3.1(a); or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Code Section 162(m). Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans at any time.

13.3 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.4 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.5 Governing Law; Jurisdiction. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, to the extent permitted by applicable law, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

13.6 Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

13.7 No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.

13.8 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.9 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.10 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.11 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

13.12 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.13 Term of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, but all outstanding Awards as of the date of termination shall remain in effect and the terms of the Plan shall apply until such Award terminates as provided in the applicable Award Agreement.

13.14 Not an Employment Contract. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting, Board member relationship or other association with the Company and its Affiliates.

13.15 Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, (i) prior to the Registration Date and during the Transition Period, the provisions of the Plan requiring compliance with Section 162(m) of the Code for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Section 162(m) of the Code, and (ii) the provisions of the Plan requiring compliance with Section 162(m) of the Code shall not apply to Awards granted under the Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.